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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549




                                    Form 8-K
                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 19, 1996





                        BULLET SPORTS INTERNATIONAL, INC.
               (Exact name of Registrant as specified in charter)




     Delaware                  0-25682                    13-3561882
- ----------------------     ------------------          -----------------
(State or other            (Commission file            (I.R.S. Employer
jurisdiction of                 number)                Identification
incorporation)                                             Number)



    2803 South Yale Street, Santa Ana, CA                   92704
- -------------------------------------------------------------------------
      (Address of principal executive offices)           (zip code)



Registrant's telephone number, including area code:  (714) 966-0310
                                                    -------------------



- ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



                                Page 1 of 5 Pages
                             Exhibit Index:  Page 4
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Item 5.   OTHER EVENTS

          On July 25, 1996, the Registrant announced that revenues for the 13 weeks ended May 31, 1996, were $2,444,241 compared to $4,623,236 for the same period of the prior year. Net loss for the 13 weeks ended May 31, 1996, was $752,902 or $0.20 per common share compared to a net loss of $100,614 or $0.18 per share for the same period of the prior year.

          Registrant also announced that in July it raised approximately $1,380,000 from the exercise of common stock purchase warrants.

          Registrant is headquartered in Santa Ana, California. Registrant is a full-line manufacturer of golf equipment and accessories, which include clubs, bags and golf balls.





Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          a.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               None

          b.   PRO FORMA FINANCIAL INFORMATION

               None

          c.   EXHIBITS

               Exhibit 1 - The press release issued by Registrant on July 24, 1996, is filed as Exhibit 1 to this report and is incorporated in this report by reference for all purposes.








                                Page 2 of 5 Pages

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                                   Signatures




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:   July 24, 1996         BULLET SPORTS INTERNATIONAL, INC.
                                   (Registrant)


                              By:  \S\ Mark Green
                                   -----------------------------
                                   Mark Green
                                   Chief Operating Officer























                                Page 3 of 5 Pages
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                                INDEX TO EXHIBITS



EXHIBIT NO.         DESCRIPTION                          Page No.


     1              Press release of Registrant             5
                    dated July 25, 1996


































                                Page 4 of 5 Pages